Putnam High Yield Advantage
November 30, 2005 Annual Report

Because the electronic format for filing Form N SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A For the period ended November 30, 2005, Putnam Management has assumed $14,422 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters (including those described in Note 7).


72DD1(000s omitted)	Class A	    $30,773
				Class B  		 5,287

72DD2(000s omitted)	Class M		32,427
				Class Y		 1,642

73A1				Class A		0.408
				Class B		0.361

73A2				Class M		0.396
				Class Y		0.420

74U1	(000s omitted)	Class A		73,879
				Class B		 7,914

74U2	(000s omitted)	Class M		72,030
				Class Y		 3,357

74V1				Class A		5.97
				Class B		5.89

74V2				Class M		5.98
				Class Y		6.08


Additional Information About Errors and Omissions Policy  Item 85B

While no claims with respect to the Registrant/Series were filed under such policy during the period, requests under such policy for reimbursement of legal expenses and costs arising out of claims of market timing activity in the Putnam Funds have been submitted by the investment manager of the Registrant/Series.